Exhibit 99.1

Harland News Release	John H. Harland Company
PO Box 105250, Atlanta, GA 30348
(770) 981-9460
www.harland.com

For More Information, Contact:

Investors
Henry R. Bond
Treasurer and Vice President, Investor Relations
770-593-5697
hbond@harland.com

Media
John Pensec
Vice President, Corporate Communications
770-593-5443
jpensec@harland.com

HARLAND SHAREHOLDERS APPROVE MERGER WITH M & F WORLDWIDE CORP.

ATLANTA (March 28, 2007) – Shareholders of John H. Harland Company (NYSE: JH) approved the company’s merger with M & F Worldwide Corp. (NYSE: MFW) at a special meeting of its shareholders held earlier today.

Under the terms of the agreement, M & F Worldwide will acquire Harland for $52.75 per share in cash, representing an approximate transaction value of $1.7 billion. Upon the completion of the transaction, Harland will become a wholly owned subsidiary of M & F Worldwide.

The transaction is still subject to regulatory approval.

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About Harland
Harland is a leading provider of printed products and software and related services sold to the financial institution market, including banks, credit unions, thrifts, brokerage houses and financial software companies. Harland’s printed products operations are conducted through Harland Printed Products which includes checks operations, direct marketing and analytical services businesses and Harland’s computer checks and forms businesses. Its software operations are conducted through Harland Financial Solutions which includes core processing, retail and lending solutions as well as maintenance services to financial and other institutions. Harland’s Scantron division is a leading provider of data collection and testing and assessment products sold primarily to the educational, financial institution and commercial markets.

Risk Factors and Cautionary Statements
This press release contains statements, which may constitute “forward-looking statements.” These statements include statements regarding the intent, belief or current expectations of John H. Harland Company and members of its respective management, as well as the assumptions on which such statements are based. Prospective investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties and that actual results may differ materially from those contemplated by such forward-looking statements. Reference is made to the Risk Factors and Cautionary Statements in Harland’s Form 10-K filed under the Securities Exchange Act.